UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, the Board of Directors established 2007 corporate performance goals for cash bonuses for executive officers and other employees under the company’s Annual Incentive Plan. The company also decided to eliminate certain perquisites or personal benefits previously available to some or all of the company’s officers. In addition, the Board of Directors determined not to make any payouts to any current or former officers under the company’s long-term, incentive performance share program for the three-year award cycle ended in 2004 and not to pay the unpaid second installment of the award for the three-year cycle ended in 2003. As a result of the Board’s decision relating to the performance share program, Fannie Mae will take into income approximately $44.4 million that it had previously expensed, on a pre-tax basis, for unpaid performance share awards for the 2003 and 2004 award cycles.

CORPORATE PERFORMANCE GOALS FOR 2007

Fannie Mae’s Annual Incentive Plan governs the payment of annual cash incentive awards, or cash bonuses, to Fannie Mae’s management-level employees, including executive officers. Under the plan, both corporate performance goals and individual award targets are established for each year and, as a result, the amount of the cash bonus that any officer or management-level employee actually receives for performance during any calendar year depends both on Fannie Mae’s achievement of the corporate performance goals for that year and on the officer’s or employee’s achievement of his or her individual goals.

On February 15, 2007, the Board set performance goals for the company for 2007 as follows.

• Business goals relating to new business, book growth and economic returns.

• Mission goals relating to regulatory and affordable housing goals.

• Financial goals relating to completion and filing of the company’s Forms 10-K for the years ended December 31, 2005 and December 31, 2006; remediation of significant deficiencies and material weaknesses; and controlling administrative expenses.

• Risk goals relating to risk tolerances for the company’s business segments and compliance with risk policies and risk limits.

• Compliance and culture goals relating to ensuring compliance with the provisions of the company’s compliance, ethics and investigations program; continuing to build and maintain constructive relationships with regulators; and taking steps to accelerate culture change.

Consistent with the Board’s determination in 2006, the performance goals for employees in the company’s Internal Audit department and the company’s Office of Compliance and Ethics for 2007 will be based on achievement of goals tailored specifically to these departments’ unique roles in the company, rather than achievement of corporate-wide performance goals. As a result, bonuses for management-level employees in the company’s Internal Audit department and in its Office of Compliance and Ethics will be paid from separate bonus pools that will be funded at levels based on achievement of department-specific goals. Attainment of these goals will be determined by the Board’s Audit Committee in the case of the Internal Audit department and by the Board’s Compliance Committee in the case of the Office of Compliance and Ethics.

ELIMINATION OF PERQUISITES

On February 14, 2007, Fannie Mae decided to eliminate the following perquisites or personal benefits that the company previously provided to its officers:

• payment for financial counseling, effective as of July 1, 2007;

• use of company transportation for any non-business purpose which, effective as of January 1, 2007, will be required to be reimbursed to the company;

• company-owned memberships at country clubs, effective as of January 1, 2008;

• excess liability insurance, effective as of January 1, 2008 for all officers, and effective as of March 1, 2007 for any person who becomes an officer on or after that date;

• any "gross-up," or increase, in income to cover taxes due on any excess liability insurance provided by the company to any officer, effective as of January 1, 2008; and

• any "gross-up," or increase, in income to cover taxes due on any life insurance provided by the company to any officer, effective as of January 1, 2008.

DETERMINATION OF PERFORMANCE SHARE PROGRAM AWARDS

Overview

On February 15, 2007, Fannie Mae’s Board of Directors (with only the nonmanagement directors voting) determined not to make any payouts to any current or former officers under the company’s long-term, incentive performance share program for the three-year award cycle ended December 31, 2004 and not to pay the unpaid second installment of the award for the three-year cycle ended December 31, 2003. The Board’s decision followed its review of qualitative and quantitative analyses of company performance during these award cycles, including a review of the company’s Form 10-K for the year ended December 31, 2004, filed with the SEC on December 6, 2006, which included restated audited financial statements, and a review of supplemental financial information. As a result of the Board’s decision, the company will take into income approximately $44.4 million that it had previously expensed, on a pre-tax basis, for unpaid performance share awards for the 2003 and 2004 award cycles.

Background

Prior to 2005, Fannie Mae granted long-term incentive awards under its performance share program. Under the program, senior management received shares of common stock of Fannie Mae if the company met performance objectives over a period of three calendar years, with each three-year period constituting a single award cycle. In accordance with the program, the Board of Directors set both financial goals (based on growth in core business earnings) and non-financial goals at the beginning of the three-year award cycle for the entire three-year period, with each set of goals weighted at 50 percent. Under the program, the Board of Directors established minimum, target and maximum payout levels for each set of goals. The Compensation Committee determined achievement against the goals and the amount of the award payout in January of the year following the end of the award cycle. Each participant typically then received one-half of the payout immediately following the Compensation Committee’s determination and the second half one year later.

The Compensation Committee and the Board of Directors have established no award cycles under the program since January 2004. In addition, as a result of the company’s restatement of prior period financial statements announced in December 2004, the Compensation Committee and the Board determined in January 2005 that, even though the award for the cycle ended in December 2003 had been determined and the first installment paid in early 2004, the company would defer the second (and final) installment of the payout for that award cycle. On December 6, 2006, Fannie Mae filed with the SEC its Form 10-K for the year ended December 31, 2004, including audited financial statements for the years ended December 31, 2002, 2003 and 2004.

Set forth below is a discussion of the status of performance share cycles that ended in the years 2003 through 2006.

Performance Share Cycle ended on December 31, 2003

Based on the restated audited financial statements contained in the 2004 Form 10-K and additional qualitative and quantitative analyses relating to the company’s performance during the award cycle that had become available to the Compensation Committee and the Board, the Compensation Committee and the Board reviewed the company’s performance against the financial and non-financial goals originally established for the award cycle that ended in 2003. Based on these reviews, the Compensation Committee and the Board determined not to pay the second installment of the award for the 2003 award cycle to the 18 current and 18 former officers eligible to participate in the program for that cycle.

Performance Share Cycle ended on December 31, 2004

For the three-year award cycle ended on December 31, 2004, the Compensation Committee and the Board determined that no award was due to the 21 current and 21 former officers eligible to participate in the program for that cycle. The Compensation Committee and the Board based this determination on their review of the restated audited financial statements contained in the 2004 Form 10-K and additional qualitative and quantitative analyses relating to the company’s performance during the award cycle.

Performance Share Cycles ended on December 31, 2005 and 2006

Because Fannie Mae does not have reliable financial data for all years within the award cycles ended on December 31, 2005 and 2006, the Compensation Committee and the Board have decided not to determine payouts under the performance share program for those award cycles at this time.

Item 7.01 Regulation FD Disclosure.

On February 8, 2007, in a speech by the Chief Financial Officer of Fannie Mae and a simultaneous news release reporting on that speech, Fannie Mae provided new guidance on the expected timing of the company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2006, and confirmed previous guidance as to the expected timing of the filing of its Annual Report on Form 10-K for the year ended December 31, 2005. A copy of the news release is furnished as Exhibit 99.1 to this report.

On February 15, 2007, Fannie Mae announced that its Board of Directors had approved the redemption of all of the outstanding shares of the company’s Variable Rate Non-Cumulative Preferred Stock, Series K. The announcement, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference.

The information in this item, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall they be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

February 20, 2007	By:	G. Scott Lesmes

Name: G. Scott Lesmes
Title: Senior Vice President and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	February 8, 2007 News Release Reporting Guidance on Expected Timing of Filing of 2005 and 2006 Forms 10-K
99.2	February 15, 2007 News Release Regarding Redemption of Variable Rate Non-Cumulative Preferred Stock, Series K